Gran Tierra Energy Inc. Announces First Quarter 2023 Results

•First Quarter 2023 Total Average Production of 31,611 BOPD, Up 8% from One Year Ago
•Second Quarter-To-Date 2023(1) Total Average Production of Approximately 32,400 BOPD
•Net Loss of $10 Million, Net Income of $115 Million Over Last 12 Months
•Adjusted EBITDA(2) of $89 Million, $459 Million Over Last 12 Months
•Funds Flow from Operations(2) of $60 Million, $339 Million Over Last 12 Months
•Cash Balance of $106 Million and Net Debt(2) of $466 Million, as of March 31, 2023
•Colombia Development Campaign Progressing with 14 Wells Drilled in the Quarter and Another 4 Wells Drilled Second Quarter-To-Date 2023(1)
CALGARY, ALBERTA, May 2, 2023, Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended March 31, 2023 (“the Quarter”). All dollar amounts are in United States dollars, and production amounts are on an average working interest (“WI”) before royalties basis unless otherwise indicated. Per barrel (“bbl”) and bbl per day (“BOPD”) amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty (“NAR”) production, see Gran Tierra’s Quarterly Report on Form 10-Q filed May 2, 2023.
Key Highlights of the Quarter:
•Production:
◦Gran Tierra’s total average production for the Quarter was 31,611 BOPD, up 8% from first quarter 2022 (“one year ago”) and decreased by 3% compared to fourth quarter 2022 (“the Prior Quarter”).
◦The Company’s second quarter-to-date(1) 2023 total average production has been approximately 32,400 BOPD.
•Oil Price: The Brent oil price averaged $82.10 per bbl, down 16% from one year ago, and down 7% from the Prior Quarter.
•Quality and Transportation Discounts: The Company’s quality and transportation discount narrowed to $18.45 per bbl, down from $19.74 per bbl in the Prior Quarter and was up from $12.56 per bbl one year ago. The Castilla oil differential increased to $15.17 per bbl from $6.38 per bbl one year ago (Castilla is the benchmark for the Company’s Middle Magdalena Valley Basin oil production). The Vasconia differential increased to $7.87 per bbl from $3.60 per bbl one year ago (Vasconia is the benchmark for the Company’s Putumayo Basin oil production). Differentials narrowed in March 2023 and continued to narrow in April 2023. The current(1) Castilla differential is approximately $11.30 per bbl and the Vasconia differential is approximately $6.30 per bbl.
•Net Income: Gran Tierra incurred a net loss of $10 million, compared to net income of $14 million one year ago, and net income of $33 million in the Prior Quarter. The Company’s net income over the last 12 months was $115 million.
•Basic and Diluted Earnings Per Share: Gran Tierra incurred a net loss of $0.03 per share, compared to net income of $0.09 per share in the Prior Quarter and $0.04 per share one year ago.

•Adjusted EBITDA(2): Adjusted EBITDA(2) was $89 million compared to $119 million one year ago, and $109 million in the Prior Quarter. The Company’s trailing twelve-month Adjusted EBITDA(2) was $459 million, resulting in an annualized net debt(2) to Adjusted EBITDA(2) ratio of 1.0 times.
•Funds Flow from Operations(2): Funds flow from operations(2) was $60 million, down 31% from one year ago and down 26% from the Prior Quarter. Over the last 12 months, Gran Tierra’s funds flow from operations(2) was $339 million.
•Free Cash Flow(2): Gran Tierra generated free cash flow(2) of $73 million over the last twelve months. During the Quarter the Company’s capital expenditures exceeded funds flow from operations by approximately $11 million as a result of the Company’s front-end loaded 2023 development program which saw the drilling of 14 development wells in the Quarter, out of the total 2023 budgeted plan for 18-23 development wells.
•Share Buybacks:
◦Share Buybacks: During the Quarter, pursuant to Gran Tierra’s current normal course issuer bid (“NCIB”), Gran Tierra purchased approximately 13.1 million shares, for a total purchase price of $10.7 million, at a weighted average price of approximately $0.82 per share. Since the commencement of the NCIB on September 1, 2022, Gran Tierra has purchased 35.8 million shares, representing approximately 9.7% of Gran Tierra’s outstanding shares as of June 30, 2022.
•Bond Buybacks:
◦As part of Gran Tierra’s ongoing commitment to reduce its net debt(2), during the Quarter, the Company bought back $8.0 million in face value of Gran Tierra’s 6.25% senior notes due February 2025 (the “2025 bonds”). The cost of the 2025 bonds’ buyback was approximately $6.8 million, representing a discount of about 15% to the face value of the 2025 bonds.
•Cash and Net Debt:
◦As of March 31, 2023, the Company had a cash balance of $106 million and net debt(2) of $466 million (net of the buyback of 2025 bonds described above).
◦Gran Tierra’s credit facility, with a capacity of up to $150 million, remains undrawn.
•Additional Key Financial Metrics:
◦Capital Expenditures: Capital expenditures of $71 million were lower than the Prior Quarter’s level of $73 million and up from $41 million compared to a year ago. During the Quarter, Gran Tierra drilled 14 development wells in Colombia.
◦Oil Sales: Gran Tierra generated oil sales of $144 million, down 17% from one year ago and down 11% from the Prior Quarter. The changes in oil sales were driven primarily by the decrease in Brent oil price and widening of quality and transportation discounts over the same time periods.
◦Operating Netback(2)(3): The Company’s operating netback(2)(3) was $35.18 per bbl, down 33% from one year ago and down 9% from the Prior Quarter. As with oil sales, changes in operating netback were largely driven by the decrease in Brent oil price and widening of quality and transportation discounts over the same time periods.
◦Operating Expenses: Compared to the Prior Quarter, Gran Tierra’s operating expenses decreased 7% to $14.59 per bbl, down from $15.61 per bbl, primarily due to lower workover activities in the Quarter. Compared to one year ago, operating expenses increased by 9% on a per bbl basis, due to higher lifting costs mainly attributed to equipment rentals costs related to operations in Ecuador.
◦General and Administrative (“G&A”) Expenses: G&A expenses before stock-based compensation were $3.95 per bbl, up from $2.71 per bbl in the Prior Quarter.

◦Cash Netback: Cash netback per bbl was $21.16, compared to $27.54 in the Prior Quarter as a result of a decrease in Brent price of $6.53 per bbl. Compared to one year ago, cash netback per bbl only decreased $12.20 from $33.36, despite a $15.80 per bbl decrease in the Brent oil price over the same period.
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “During the Quarter, Gran Tierra completed a significant portion of its development campaign with the drilling of 14 development wells in three of our major fields which have been producing oil at rates in line with our expectations. The drilling of these wells is a testament to our team's commitment to operational excellence and their ability to execute our capital program efficiently. By completing the majority of our development program in the first three months of 2023, we expect to benefit from higher oil production rates for the remainder of the year with the goal of maximizing our production and cash flow. We continued to see positive results from our ongoing waterfloods across our operations primarily in Suroriente and Acordionero and are beginning to see positive results in our polymer flood in Acordionero.
We are very pleased with our recently announced agreement with Ecopetrol, the national oil company of Colombia, by which Gran Tierra and Ecopetrol renegotiated the agreement for the Suroriente Block in the Putumayo Basin, which was scheduled to end in mid-2024. This agreement provides an opportunity to add significant value, as well as economic life, to Suroriente by continuing its duration for 20 years. The additional term of the agreement allows long-term investment in infrastructure and work programs to enhance oil recovery efficiency in existing fields, and appraisal drilling to potentially prolong the life of the fields. We are also excited to recommence exploration drilling during second half 2023.”
Operations Update:
•Colombia Development Campaign:
◦Acordionero:
▪Development drilling resumed in January 2023 with a 10-well program. Eight of the wells were drilled by the end of the Quarter with 5 on production, two on injection and one in progress.
▪As a result of the program and continued good performance of the field’s enhanced oil recovery via waterflood, Acordionero has averaged approximately 19,000 BOPD during second quarter-to-date 2023(1), which is the highest level since May 2019.
▪During the Quarter, Gran Tierra achieved a new water injection record of approximately 65,000 bbl of water injected per day (“bwipd”) up from 59,894 bwipd in first quarter 2022.
▪The polymer flood pilot was expanded with the start up of a second polymer injection well during the Quarter, with a third polymer injection well planned for second quarter 2023. Acordionero’s polymer flood pilot is expected to increase the field’s ultimate oil recovery.
◦Costayaco:
▪Four wells were drilled in Costayaco during the Quarter: Two producers are currently being completed with tie-in expected in early May 2023 and two water injection wells are completed and expected to begin injection during second quarter 2023. Two additional producers and one additional injector remain to be drilled as part of the Costayaco development plan for 2023. Completion and stimulation of the producing wells and waterflood optimization through additional injection are expected to continue to grow production in Costayaco throughout the year.
▪Costayaco-53 set a new record low for the amount of time to drill in Costayaco, coming in at just over 9 days from spud to rig release.
◦Moqueta:

▪Two wells were drilled in Moqueta during the Quarter and both are on production and awaiting stimulation. Two additional development wells are planned in 2023 along with two conversions to injector wells that are expected to grow production and optimize waterflood in Moqueta.
◦Suroriente:
▪On April 11, 2023 the Company announced it had entered into an agreement with Ecopetrol S.A. (“Ecopetrol”), the national oil company of Colombia, by which the parties renegotiated the agreement for the Suroriente Block (“Suroriente”) in the Department of Putumayo, which was scheduled to end in mid-2024 (the “Agreement”).
▪The Agreement provides an opportunity to add significant value, as well as economic life, to Suroriente by continuing its duration for 20 years from the Agreement's effective date. The additional term of the contract allows long-term investment in infrastructure and work programs to enhance oil recovery efficiency in existing fields, and appraisal drilling to potentially prolong the life of the fields. Gran Tierra will continue to be the operator of Suroriente and is committing to a capital investment program of $123 million over a three-year period from the Agreement's effective date, expected to be funded by Gran Tierra's internal cash flow.
▪The Agreement is subject to certain conditions precedent including regulatory approval by the Superintendence of Industry and Commerce of Colombia (“SIC”). The satisfaction of such conditions precedent will determine the Agreement's effective date.
•Exploration Campaign:
◦Gran Tierra plans to drill four wells in Ecuador, three in the Charapa Block to appraise the discovery in the Hollin Formation and one in the Chanangue Block during the second half of 2023.
◦Gran Tierra has completed the selection process and secured a drilling rig, which the Company plans to mobilize from Colombia to Ecuador.
◦Gran Tierra expects to drill between 4 to 6 exploration wells in 2023 in Colombia and Ecuador combined.
Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended March 31,		Three Months Ended December 31,
	2023	2022	2022

Net (Loss) Income	$(9,700)	$14,119	$33,275
Per Share - Basic and Diluted	$(0.03)	$0.04	$0.09

Oil Sales	$144,190	$174,569	$162,637
Operating Expenses	(41,369)	(34,935)	(46,119)
Transportation Expenses	(3,066)	(2,834)	(2,433)
Operating Netback(2)(3)	$99,755	$136,800	$114,085

G&A Expenses Before Stock-Based Compensation	$11,196	$7,779	$7,998
G&A Stock-Based Compensation Expense	1,500	4,557	2,673
G&A Expenses, Including Stock Based Compensation	$12,696	$12,336	$10,671

Adjusted EBITDA(2)	$88,677	$119,378	$108,828

EBITDA(2)	$86,740	$106,750	$101,772

Net Cash Provided by Operating Activities	$49,253	$103,825	$71,865

Funds Flow from Operations(2)	$60,016	$87,310	$81,343

Capital Expenditures	$71,062	$41,483	$72,887

Free Cash Flow(2)	$(11,046)	$45,827	$8,456

Average Daily Volumes (BOPD)
WI Production Before Royalties	31,611	29,362	32,595
Royalties	(6,085)	(6,529)	(6,880)
Production NAR	25,526	22,833	25,715
Decrease (Increase) in Inventory	(355)	(103)	(53)
Sales	25,171	22,730	25,662
Royalties, % of WI Production Before Royalties	19%	22%	21%

Per bbl
Brent	$82.10	$97.90	$88.63
Quality and Transportation Discount	(18.45)	(12.56)	(19.74)
Royalties	(12.80)	(18.67)	(13.83)
Average Realized Price	50.85	66.67	55.06
Transportation Expenses	(1.08)	(1.08)	(0.82)
Average Realized Price Net of Transportation Expenses	49.77	65.59	54.24
Operating Expenses	(14.59)	(13.34)	(15.61)
Operating Netback(2)(3)	35.18	52.25	38.63
G&A Expenses Before Stock-Based Compensation	(3.95)	(2.97)	(2.71)
Realized Foreign Exchange (Loss) / Gain	(0.42)	(0.43)	0.68
Cash Settlements on Derivative Instruments	—	(3.28)	—
Interest Expense, Excluding Amortization of Debt Issuance Costs	(3.90)	(4.29)	(3.38)
Interest Income	0.27	—	0.15
Net Lease Payments	0.19	0.03	0.09
Current Income Tax Expense	(6.21)	(7.95)	(5.92)
Cash Netback(2)	$21.16	$33.36	$27.54

Share Information (000s)
Common Stock Outstanding, End of Period	333,069	368,421	346,151
Weighted Average Number of Common and Outstanding Stock - Basic	344,514	367,387	354,667
Weighted Average Number of Common and Outstanding Stock - Diluted	344,514	372,375	358,401

(1) Gran Tierra’s second quarter-to-date 2023 is from April 1 to May 1, 2023.
(2) Funds flow from operations, operating netback, net debt, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock-based compensation expense, unrealized derivative instruments gains or losses, inventory impairment, gain on re-purchase of Senior Notes and other financial instruments gains or losses (“Adjusted EBITDA”), cash flow, free cash flow and net debt are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Cash flow refers to funds flow from operations. Free cash flow refers to funds flow from operations less capital expenditures. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.

(3) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its first quarter 2023 results conference call on Wednesday, May 3, 2022, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by registering at the following link: https://register.vevent.com/register/BIf317a6f17c0c485f8e71f25d5699a9f2. The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company's website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra's Securities and Exchange Commission (the “SEC”) filings are available on the SEC website at http://www.sec.gov. The Company’s Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “expect”, “plan”, “can,” “will,” “should,” “guidance,” “forecast,” “signal,” “progress” and “believes”, derivations thereof and similar terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s expected future production and free cash flow, the Company’s targeted cash balance and uses of excess free cash flow, the Company’s drilling program and the Company’s expectations as to debt repayment, share repurchases, commodity prices and its positioning for the remainder of 2023. The forward- looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, pricing and cost estimates (including with respect to commodity pricing and exchange rates), and the general continuance of assumed operational, regulatory and industry conditions in Colombia and Ecuador, and the ability of Gran Tierra to execute its business and operational plans in the manner currently planned.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: our operations are located in South America and unexpected problems can arise due to guerilla activity, strikes, local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; other disruptions to local operations; global health events (including the ongoing COVID-19 pandemic); global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including inflation and changes resulting from a global health crisis, the Russian invasion of Ukraine, or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC, such as its recent decision to cut production and other producing countries and resulting company or third-party actions in response to such changes; changes in commodity prices, including volatility or a prolonged decline in these prices relative to historical or future expected levels; the risk that current global economic and credit conditions may impact oil prices and oil consumption more than we currently predict. which could cause further modification of our strategy and capital spending program; prices and markets for oil and natural gas are unpredictable and volatile; the effect of hedges; the accuracy of productive capacity of any particular field; geographic, political and weather conditions can impact the production, transport or sale of our products; our ability to execute its business plan and realize expected benefits from current initiatives; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; volatility or declines in the trading price of our common stock or bonds; the risk that we do not receive the anticipated benefits of government programs, including government tax refunds; our ability to comply with financial covenants in its credit agreement and indentures and make borrowings under any credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption “Risk Factors” in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2022 filed February 21, 2023 and its other filings with the SEC. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management’s experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2023 outlook are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the pandemic and industry volatility may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. In addition, historical, current and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, derivative instruments gain or loss, cash settlement on derivative instruments, inventory impairment, gain on re-purchase of Senior Notes, and other financial instruments gain or loss. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net income or loss to cash netback is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,
Cash Netback - (Non-GAAP) Measure ($000s)	2023	2022	2022
Net (loss) income	$(9,700)	$14,119	$33,275
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	51,721	40,963	51,781
Deferred tax expense	15,277	18,713	(11,528)
Stock-based compensation expense	1,500	4,557	2,673
Amortization of debt issuance costs	781	887	759
Non-cash lease expense	1,144	411	809
Lease payments	(606)	(344)	(532)
Unrealized foreign exchange loss (gain)	514	(4,839)	4,113
Derivative instruments loss	—	21,439	—
Cash settlements on derivative instruments	—	(8,596)	—
Inventory impairment	475	—	—
Gain on re-purchase of Senior Notes	(1,090)	—	—
Other financial instruments gain	—	—	(7)
Cash netback	$60,016	$87,310	$81,343

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, stock-based compensation expense or recovery, unrealized derivative instruments gain or loss, inventory impairment, gain on repurchase of Senior Notes, and other financial instruments gain or loss. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Month Trailing March 31,
EBITDA - (Non-GAAP) Measure ($000s)	2023	2022	2022	2023
Net (loss) income	$(9,700)	$14,119	$33,275	$115,210
Adjustments to reconcile net income (loss) to EBITDA and Adjusted EBITDA
DD&A expenses	51,721	40,963	51,781	191,038
Interest expense	11,836	12,128	10,750	46,201
Income tax expense	32,883	39,540	5,966	99,249
EBITDA	$86,740	$106,750	$101,772	$451,698
Non-cash lease expense	1,144	411	809	3,551
Lease payments	(606)	(344)	(532)	(1,928)
Unrealized foreign exchange loss (gain)	514	(4,839)	4,113	15,604
Stock-based compensation expense	1,500	4,557	2,673	5,992
Unrealized derivative instruments loss	—	12,843	—	(12,843)
Inventory impairment	475	—	—	475
Gain on re-purchase of Senior Notes	(1,090)	—	—	(3,688)

Other financial instruments gain	—	—	(7)	(7)
Adjusted EBITDA	$88,677	$119,378	$108,828	$458,854

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gain or loss, derivative instruments gain or loss, cash settlement on derivative instruments, inventory impairment, gain on re-purchase of Senior Notes and other financial instruments gain or loss. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income or loss to both funds flow from operations and free cash flow is as follows:

	Three Months Ended March 31,		Three Months Ended December 31,	Twelve Month Trailing March 31,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2023	2022	2022	2023
Net (loss) income	$(9,700)	$14,119	$33,275	$115,210
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	51,721	40,963	51,781	191,038
Deferred tax expense	15,277	18,713	(11,528)	21,904
Stock-based compensation expense	1,500	4,557	2,673	5,992
Amortization of debt issuance costs	781	887	759	3,422
Non-cash lease expense	1,144	411	809	3,551
Lease payments	(606)	(344)	(532)	(1,928)
Unrealized foreign exchange loss (gain)	514	(4,839)	4,113	15,604
Derivative instruments loss	—	21,439	—	5,172
Cash settlements on derivative instruments	—	(8,596)	—	(18,015)
Inventory impairment	475	—	—	475
Gain on re-purchase of Senior Notes	(1,090)	—	—	(3,688)
Other financial instruments gain	—	—	(7)	(7)
Funds flow from operations	$60,016	$87,310	$81,343	$338,730
Capital expenditures	$71,062	$41,483	$72,887	$266,183
Free cash flow	$(11,046)	$45,827	$8,456	$72,547

Net debt as of March 31, 2023, was $466 million, calculated using the sum of 6.25% Senior Notes and 7.75% Senior Notes, excluding deferred financing fees of $572 million, less cash and cash equivalents of $106 million.

Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.